Exhibit 5.1

[Ropes & Gray LLP Letterhead]

November 25, 2009

pSivida Corp.

400 Pleasant Street

Watertown, MA 02472

Re: pSivida Corp.’s Registration Statement on Form S-3

Ladies and Gentlemen:

This opinion is furnished to you in connection with the Registration Statement on Form S-3 (the “Registration Statement”), filed on or about the date hereof with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for the registration for resale of shares of common stock, $0.001 par value (“Common Stock”), of pSivida Corp., a Delaware corporation (the “Company”). The shares to be resold constitute (i) shares of Common Stock (the “Placement Agent Warrant Shares”) issuable upon the exercise of warrants (the “Placement Agent Warrants”) issued pursuant to the Placement Agent Agreement dated June 29, 2007 by and among pSivida Limited and the placement agents named therein, (ii) shares of Common Stock (the “Investor Option Shares”) issuable upon the exercise of options (“Investor Options”) issued December 2006 and February 2007 under certain Applications for Shares and Options entered into by the applicants party thereto (the “Option Applications”), (iii) shares of Common Stock (the “February Option Shares”) issuable upon the exercise of options (“February Options”) issued under the Securities Purchase Agreement dated February 16, 2007 by and among pSivida Limited and the investors party thereto (the “February Purchase Agreement”), and (iv) shares of Common Stock (the “April Option Shares”) issuable upon the exercise of options (“April Options”) issued under certain securities purchase agreements entered into by pSivida Limited and the investors party thereto in April 2007 (the “April Purchase Agreements”). The obligations of pSivida Limited under the Placement Agent Warrants, Warrant Applications, February Options, February Purchase Agreement, April Options and April Purchase Agreements were transferred to and assumed by the Company pursuant to an order of the Federal Court of Australia.

We have acted as counsel for the Company in connection with its preparation of the Registration Statement. For purposes of this opinion, we have examined and relied upon such documents, records, certificates and instruments as we have deemed necessary.

The opinions expressed below are limited to the Delaware General Corporation Law, including the applicable provisions of the Delaware Constitution and the reported cases interpreting those laws.

Based upon the foregoing, we are of the opinion that

1. When the Placement Agent Warrant Shares are issued out of the Company’s duly authorized Common Stock upon exercise of, and pursuant to the provisions of, the Placement Agent

pSivida Corp.	November 25, 2009

Warrants, and the Company has received the consideration therefor at a price at least equal to the par value thereof and in accordance with the terms of the Placement Agent Warrants, the Placement Agent Warrant Shares will be validly issued, fully paid and non-assessable.

2. When the Investor Option Shares are issued out of the Company’s duly authorized Common Stock upon exercise of the Investor Options and pursuant to the provisions of the Investor Options and the Option Applications, and the Company has received the consideration therefor at a price at least equal to the par value thereof and in accordance with the terms of the Investor Options and Option Applications, the Investor Option Shares will be validly issued, fully paid and non-assessable.

3. When the February Option Shares are issued out of the Company’s duly authorized Common Stock upon exercise of the February Options and pursuant to the provisions of the February Options and the February Purchase Agreement, and the Company has received the consideration therefor at a price at least equal to the par value thereof and in accordance with the terms of the February Options and February Purchase Agreement, the February Option Shares will be validly issued, fully paid and non-assessable.

4. When the April Option Shares are issued out of the Company’s duly authorized Common Stock upon exercise of the April Options and pursuant to the provisions of the April Options and the April Purchase Agreements, and the Company has received the consideration therefor at a price at least equal to the par value thereof and in accordance with the terms of the April Options and the April Purchase Agreements, the April Option Shares will be validly issued, fully paid and non-assessable.

We hereby consent to your filing this opinion as an exhibit to the Registration Statement and to the use of our name therein and in the related prospectus under the caption “Legal Matters.” In giving such consent we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

It is understood that this opinion is to be used only while the Registration Statement is in effect.

Very truly yours,

/s/ Ropes & Gray LLP
Ropes & Gray, LLP

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